Exhibit 99.1

                                                                    NEWS RELEASE

            POLYONE REPORTS FOURTH-QUARTER AND FULL-YEAR 2006 RESULTS

     o    Full-year sales and earnings per share set records
     o    Full-year gross margin increases 0.8 percentage point versus 2005
     o Debt and leverage ratio reductions continue, driven by record cash generation
     o    International sales improve 14 percent compared with 2005
     o Fourth-quarter earnings decline primarily reflects softening in Resin and Intermediates segment demand

                       POLYONE SUMMARY RESULTS - UNAUDITED
                       -----------------------------------

                               4Q06        4Q05      % CHANGE       2006        2005      % CHANGE
                             ---------   ---------   ---------    ---------   ---------   ---------
Sales, millions              $   595.2   $   606.8          (2)   $ 2,622.4   $ 2,450.6           7
Operating income, millions   $    22.4   $    38.0         (41)   $   190.2   $   140.3          36
Earnings per share           $    0.15   $    0.24         (38)   $    1.33   $    0.51         161

CLEVELAND - January 30, 2007 - PolyOne Corporation (NYSE: POL), a leading global provider of specialized polymer materials, services and solutions, today reported unaudited results for the fourth quarter and full year of 2006.

Net income for full-year 2006 was $123.2 million, or $1.33 per share, compared with $46.9 million, or $0.51 per share, in full-year 2005, an increase of $0.82 per share.

Strong first-half demand and improved gross margins were the principal drivers of year-over-year earnings and sales improvement. For the year, gross margin as a percent of sales increased 0.8 percentage point compared with 2005. International Color and Engineered Materials sales grew 14 percent, with sales growth in Asia approaching 30 percent. Despite a significant decline in the second half, Resin and Intermediates reported record earnings for the year.

"We are pleased with the overall strength of our 2006 financial performance and the progress in mapping out and implementing our strategic initiatives," said Stephen D. Newlin, chairman, president and chief executive officer. "The fourth-quarter swing in our Resin and Intermediates segment reflects the volatile nature of a commodity business, and underscores the importance of our drive to improve our core businesses through our strategy of specialization, global growth, and commercial and operational excellence."

For the fourth quarter ended December 31, 2006, sales were $595.2 million, a decrease of 2 percent compared with fourth-quarter 2005 sales. The Company reported net income of $14.4 million, or $0.15 per share, in the fourth quarter of 2006, compared with $21.7 million, or $0.24 per share, in the same period last year. Included in the fourth-quarter 2006 results are a $15.8 million non-cash benefit to net income associated with the reversal of the deferred tax allowance, which was partially offset by a $3.8 million pretax charge associated with the Company's early retirement of $43.6 million of debt during the quarter.

For the quarter, PolyOne's core operating businesses demonstrated double-digit income growth compared with the fourth quarter of 2005. The increase in Corporate and eliminations was due to higher benefits realized in 2005 from non-recurring adjustments. Also noteworthy, International Color and Engineered Materials sales grew 24 percent compared with the fourth quarter of 2005, reflecting the Company's strategic drive for global expansion. The overall decline of $15.6 million in quarterly operating income is attributable to the $16.7 million drop in Resin and Intermediates.

Net cash provided by operating activities for full-year 2006 improved substantially to $110.5 million compared with $62.0 million in 2005. Similarly, operating cash flow(1) for 2006 was $86.5 million compared with $31.9 million for 2005. Improved earnings and working capital efficiency were the primary drivers of this increase in cash flow. Including proceeds of $17.3 million from the sale of the Engineered Films business, cash flow in 2006 exceeded $100 million.

HIGHLIGHTS OF PROGRESS ON STRATEGIC INITIATIVES

     o Investment in sales, marketing and innovation resources - In January 2007, Dr. Cecil Chappelow joined PolyOne as vice president of research and innovation and chief innovation officer, charged with accelerating global development of technologies and services. The Company has hired 52 people in sales, marketing, and research and development as it moves toward its goal of roughly 100 global commercial hires in 18 months. PolyOne has begun training the commercial organization in value-based selling, and sales leadership.

     o Global expansion - During the fourth quarter, PolyOne announced that it had signed a definitive agreement to acquire the assets and operations of Ngai Hing PlastChem Company Ltd., a vinyl compounder in South China. The Company also opened a business development office in Mumbai, India, to serve global customers expanding into this region and to cultivate opportunities with Indian customers. PolyOne added color compounding lines at its manufacturing facility in Thailand and a new line to manufacture high-growth low-smoke, halogen-free compounds at its Pamplona, Spain, facility.

     o Improvement in customer satisfaction and operational excellence - Through the end of the year, PolyOne increased its rate of on-time deliveries more than 7 percentage points, surpassing its goal. This improved level of service to customers is helping to distinguish PolyOne's delivery capabilities from competitors. The Company has rolled out Lean Six Sigma throughout the organization, and employees have identified improvement opportunities to provide greater value to customers.

     o Differentiation through innovation and new products - During 2006, PolyOne filed 25 patent applications, more than double the number from the prior year. The Company's new Engineered Materials plant in Avon Lake, Ohio, houses one of the industry's most advanced laboratory and production facilities. Its mission is to formulate and produce specialty thermoplastic compounds that meet customers' critical requirements.

----------
(1) Operating cash flow is a non-GAAP financial measure. A discussion occurs at the end of this release on the use of non-GAAP financial measures.

FIRST-QUARTER 2007 BUSINESS OUTLOOK
-----------------------------------

PolyOne anticipates that demand in the first quarter will rebound seasonally from the fourth quarter of 2006, but will continue to be adversely affected by the sluggishness in automotive and construction-related end markets. The Company expects aggregate North American sales to decrease 4 percent to 6 percent compared with a record 2006 first quarter. International Color and Engineered Materials, however, should continue to demonstrate double-digit year-over-year growth. Management anticipates that the gross margin improvement plans it is implementing will continue to gain traction and result in increases compared with the fourth quarter of 2006.

The Company projects that lower margins and volumes will significantly reduce both OxyVinyls and SunBelt earnings compared with the record first quarter of 2006. Caustic soda-driven chlor-alkali margins, however, are anticipated to remain relatively strong, even though chlorine pricing is projected to moderate. Polyvinyl chloride (PVC) resin product spreads are expected to narrow, due largely to an anticipated decrease in PVC prices.

In the first quarter of 2006, the Company realized approximately $9 million of net benefit from non-recurring adjustments to certain operating reserves and litigation settlements. The Company does not anticipate that it will benefit materially from such items in the first quarter of 2007.

Because of cumulative positive domestic earnings over the past two years, the Company will return to reporting domestic tax expense in its financial statements. This change in accounting treatment will not affect cash flow due to PolyOne's net operating loss position. Cash taxes will continue to be associated principally with non-U.S. earnings.

Other financial factors to consider in 2007:

     o Capital expenditures, excluding any potential acquisitions, are anticipated to be $45 million to $50 million, with the majority in support of strategic growth initiatives;
     o Depreciation and amortization should be similar to 2006, approximating $60 million;
     o Cash taxes (non-U.S.) should remain aligned with international profitability;
     o PolyOne anticipates it will make an estimated $30 million cash contribution in September to its qualified U.S. pension plans, subject to potential downward revision pending final regulations;
     o PolyOne expects its operating businesses to demonstrate double-digit operating income growth, net of investments to improve commercial and technical capabilities, even though these investments will likely increase selling and administrative costs by approximately 1 percent of sales;
     o Interest expense should be approximately $12 million lower compared with 2006 as a result of anticipated lower overall debt levels; and
     o The Company has targeted a further reduction of approximately 0.4 percentage point, to less than 14 percent, in its financial management metric for internal working capital as a percentage of sales.

FOURTH-QUARTER 2006 EARNINGS CONFERENCE CALL AND WEBCAST
--------------------------------------------------------

PolyOne will host a conference call at 9:00 a.m. Eastern time on Wednesday, January 31, 2007. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 34382861, conference topic: fourth-quarter 2006 PolyOne earnings conference call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The conference passcode for the replay is 80828768. The call will be available via replay until Monday, February 5, 2007, on the Company's Web site at www.polyone.com.

ABOUT POLYONE
-------------

PolyOne Corporation, with 2006 annual revenues of approximately $2.6 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Investor & Media Contact:           Dennis Cocco
                                    Vice President, Investor Relations
                                    & Communications
                                    440.930.1538

USE OF NON-GAAP FINANCIAL MEASURES
----------------------------------

This earnings release includes the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures are: operating cash flow, operating income (loss) before special items and per share impact of special items. The most directly comparable GAAP financial measures are: net cash provided (used) by operating activities, operating income (loss) and income (loss) per share.

PolyOne's chief operating decision makers use these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources. In addition, operating income before special items and operating cash flow are components of various PolyOne annual and long-term employee incentive plans.

Tables included in this news release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure (Attachment 6) and provide detail about special items (Attachment 5). Also attached are certain financial schedules and a summary of unaudited segment results.

FORWARD-LOOKING STATEMENTS
--------------------------

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

     o the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
     o changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;
     o changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
     o fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;

     o production outages or material costs associated with scheduled or unscheduled maintenance programs;
     o costs, difficulties or delays related to the operation of joint venture entities;
     o lack of day-to-day operating control, including procurement of raw materials, of equity affiliates or joint ventures;
     o partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
     o an inability to launch new products and/or services within PolyOne's various businesses;
     o    the possibility of further goodwill impairment;
     o    an inability to maintain any required licenses or permits;
     o    an inability to comply with any environmental laws and regulations;
     o the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
     o unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
     o an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
     o    a delay or inability to achieve targeted debt level reductions;
     o an inability to access the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;
     o any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;
     o any delay and/or inability to bring the North American Color and Additives and the Engineered Materials segments to profitability;
     o    an inability to raise or sustain prices for products or services;
     o an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;
     o other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation;
     o any change in the agreement with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute that supplier's products to customers;
     o the timing and amounts of any repurchases of outstanding senior notes and debentures of the Company, including the amount of any premiums paid;
     o timing of completion of acquisitions, including the acquisition of Ngai Hing PlastChem Company; and
     o the future financial performance of acquisitions, including that of Ngai Hing PlastChem Company.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #11507)

                                      # # #

                                                                    ATTACHMENT 1

SUPPLEMENTAL INFORMATION
------------------------

     FOURTH-QUARTER AND FULL-YEAR SUMMARY OF CONSOLIDATED OPERATING RESULTS
                   INCLUDING IMPACT OF DISCONTINUED OPERATIONS
           (In millions of dollars, except per share data, unaudited)

ACCOUNTING FOR DISCONTINUED OPERATIONS
--------------------------------------

In accordance with Generally Accepted Accounting Principles (GAAP), PolyOne segregates and reports results of discontinued operations net of income taxes as a separate line item on the statement of operations (income statement) below income (loss) before discontinued operations. As a result, reporting and discussion of items above the income (loss) before discontinued operations line (such as sales, operating income, interest, selling and administrative costs, and taxes) include only the results of continuing operations.

                                                              4Q06            4Q05            2006            2005
                                                          ------------    ------------    ------------    ------------
OPERATING RESULTS:
Sales - continuing operations                             $      595.2    $      606.8    $    2,622.4    $    2,450.6

Operating income                                                  22.4            38.0           190.2           140.3

Net income                                                        14.4            21.7           123.2            46.9
                                                          ------------    ------------    ------------    -------------
   Income before discontinued operations                          15.0            20.4           125.9            62.2
   Income (loss) from discontinued operations,
     net of income taxes                                          (0.6)            1.3            (2.7)          (15.3)

EARNINGS (LOSS) PER COMMON SHARE:
Basic and diluted earnings per share                      $       0.15    $       0.24    $       1.33    $       0.51
                                                          ------------    ------------    ------------    -------------
   Before discontinued operations                                 0.16            0.22            1.36            0.68
   Discontinued operations                                       (0.01)           0.02           (0.03)          (0.17)

Total per share impact of special items (1)
  after tax:                                              $       0.12    $       0.09    $       0.48    $      (0.17)
                                                          ------------    ------------    ------------    -------------
   Before discontinued operations                                 0.13            0.09            0.52              --
   Discontinued operations                                       (0.01)             --           (0.04)          (0.17)

OTHER DATA:
Sales - discontinued operations                           $         --    $       27.8    $        9.6    $      119.6
Depreciation and amortization                                     14.3            12.4            57.1            50.7

(1) - "Special items" is a non-GAAP financial measure. A discussion appears at the end of this release regarding use of non-GAAP financial measures. A definition and list of special items appear in Attachment 5.

                                                                    ATTACHMENT 2

                      POLYONE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In millions, except per share data)

                                                               THREE MONTHS ENDED                  YEAR ENDED
                                                                  DECEMBER 31,                    DECEMBER 31,
                                                          ----------------------------    ----------------------------
                                                              2006            2005            2006            2005
                                                          ------------    ------------    ------------    ------------
Sales                                                     $      595.2    $      606.8    $    2,622.4    $    2,450.6
Operating costs and expenses:
   Cost of sales                                                 518.1           543.7         2,282.7         2,153.5
   Selling and administrative                                     50.6            39.9           201.3           178.2
   Depreciation and amortization                                  14.3            12.4            57.1            50.7
Employee separation and plant phaseout                             0.6             3.0              --             5.5
Asset impairments                                                   --             0.2             0.2             0.4
Environmental remediation at inactive sites                        0.7            (2.0)            2.5             0.9
Income from equity affiliates and minority interest              (11.5)          (28.4)         (111.6)          (78.9)
                                                          ------------    ------------    ------------    ------------
Operating income                                                  22.4            38.0           190.2           140.3
Interest expense                                                 (16.9)          (16.9)          (66.5)          (68.1)
Interest income                                                    1.0             0.5             3.4             1.9
Premium on early extinguishment of long-term debt                 (3.2)             --            (4.4)             --
Other income (expense), net                                        0.1            (1.0)           (2.8)           (5.3)
                                                          ------------    ------------    ------------    ------------
Income before income taxes and discontinued operations             3.4            20.6           119.9            68.8
Income tax benefit (expense)                                      11.6            (0.2)            6.0            (6.6)
                                                          ------------    ------------    ------------    ------------
Income before discontinued operations                             15.0            20.4           125.9            62.2
Income (loss) from discontinued operations, net of
  income taxes                                                    (0.6)            1.3            (2.7)          (15.3)
                                                          ------------    ------------    ------------    ------------
Net income                                                $       14.4    $       21.7    $      123.2    $       46.9
                                                          ============    ============    ============    ============

Earnings (loss) per common share:
  Basic and diluted earnings (loss):
     Before discontinued operations                       $       0.16    $       0.22    $       1.36    $       0.68
     Discontinued operations                                     (0.01)           0.02           (0.03)          (0.17)
                                                          ------------    ------------    ------------    ------------
     Basic and diluted earnings per share                 $       0.15    $       0.24    $       1.33    $       0.51
                                                          ============    ============    ============    ============

Weighted average shares used to compute earnings
 (loss) per share:
   Basic                                                          92.5            91.8            92.4            91.9
   Diluted                                                        93.0            91.8            92.8            92.0

Dividends paid per share of common stock                  $         --    $         --    $         --    $         --

                                                                    ATTACHMENT 3

                      POLYONE CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (In millions)

                                                          DECEMBER 31,    DECEMBER 31,
                                                              2006            2005
                                                          ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents                              $       66.2    $       32.8
   Accounts receivable, net                                      316.4           320.5
   Inventories                                                   240.8           191.8
   Deferred income tax assets                                     18.1            20.1
   Other current assets                                           27.8            27.4
   Discontinued operations                                          --            20.9
                                                          ------------    ------------
     Total current assets                                        669.3           613.5
Property, net                                                    442.4           436.0
Investment in equity affiliates                                  276.1           273.9
Goodwill                                                         287.0           287.0
Other intangible assets, net                                       9.4            10.6
Other non-current assets                                          83.5            60.0
Discontinued operations                                             --             6.7
                                                          ------------    ------------
     Total assets                                         $    1,767.7    $    1,687.7
                                                          ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term bank debt                                   $        5.2    $        7.1
   Accounts payable                                              221.0           232.6
   Accrued expenses                                               93.1            82.4
   Current portion of long-term debt                              22.5             0.7
   Discontinued operations                                          --            11.2
                                                          ------------    ------------
     Total current liabilities                                   341.8           334.0
Long-term debt                                                   567.7           638.7
Post-retirement benefits other than pensions                      83.6           107.9
Other non-current liabilities, including pensions                199.4           214.3
Minority interest in consolidated subsidiaries                     5.6             5.4
                                                          ------------    ------------
     Total liabilities                                         1,198.1         1,300.3
                                                          ------------    ------------
Shareholders' equity                                             569.6           387.4
                                                          ------------    ------------
     Total liabilities and shareholders' equity           $    1,767.7    $    1,687.7
                                                          ============    ============

                                                                    ATTACHMENT 4

                      POLYONE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (In millions)

                                                               THREE MONTHS ENDED                  YEAR ENDED
                                                                  DECEMBER 31,                    DECEMBER 31,
                                                          ----------------------------    ----------------------------
                                                              2006            2005            2006            2005
                                                          ------------    ------------    ------------    ------------
OPERATING ACTIVITIES
   Net income                                             $       14.4    $       21.7    $      123.2    $       46.9
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation and amortization                                14.3            12.4            57.1            50.7
     Premium on early extinguishment of long-term debt             3.2              --             4.4              --
     Loss on disposition of discontinued business and
       related plant phaseout charge                               0.6             0.1             3.1            15.6
     Companies carried at equity and minority interest:
       Income from equity affiliates and minority
        interest                                                 (11.5)          (28.4)         (111.6)          (78.9)
       Dividends and distributions received                       23.5            20.6            97.7            67.4
     Provision for deferred income taxes                         (14.0)            1.0           (13.5)            2.0
     Income taxes paid, net of refunds                            (2.6)           (1.0)           (9.0)          (10.2)
     Change in assets and liabilities:
       Accounts receivable                                        47.6            31.1            15.1           (23.6)
       Inventories                                                13.5            16.6           (39.8)            9.3
       Accounts payable                                          (59.9)           (9.0)          (18.1)           13.0
       Increase (decrease) in sale of accounts receivable           --           (12.2)           (7.9)            7.9
       Accrued expenses and other                                (12.6)          (30.7)            9.9           (39.9)
     Net cash provided (used) by discontinued operations            --            (2.8)           (0.1)            1.8
                                                          ------------    ------------    ------------    ------------
Net cash provided by operating activities                         16.5            19.4           110.5            62.0

INVESTING ACTIVITIES
   Capital expenditures                                          (14.8)           (7.9)          (41.1)          (32.1)
   Business acquisitions, net of cash received                    (7.5)             --            (7.5)           (2.7)
   Deposit on pending business acquisitions                       (2.7)             --            (2.7)             --
   Proceeds from sale of assets                                    1.5             3.2             8.7            12.3
   Proceeds from sale of discontinued business, net                 --              --            17.3              --
   Net cash used by discontinued operations                         --            (0.6)           (0.2)           (1.7)
                                                          ------------    ------------    ------------    ------------
Net cash used by investing activities                            (23.5)           (5.3)          (25.5)          (24.2)

FINANCING ACTIVITIES
   Change in short-term debt                                       0.9             0.6            (2.1)            4.8
   Repayment of long-term debt                                   (44.3)          (28.7)          (60.0)          (49.0)
   Issuance of long-term debt                                      8.7              --             8.7              --
   Premium on early extinguishment of long-term debt              (3.2)             --            (4.4)             --
   Proceeds from exercise of stock options                         0.3             0.1             3.1             0.5
   Other financing activities                                      0.3             0.3             1.2             1.7
                                                          ------------    ------------    ------------    ------------
Net cash used by financing activities                            (37.3)          (27.7)          (53.5)          (42.0)

Effect of exchange rate changes on cash                            1.2            (0.9)            1.9            (1.6)
                                                          ------------    ------------    ------------    ------------
Increase (decrease) in cash and cash equivalents                 (43.1)          (14.5)           33.4            (5.8)
Cash and cash equivalents at beginning of period                 109.3            47.3            32.8            38.6
                                                          ------------    ------------    ------------    ------------
Cash and cash equivalents at end of period                $       66.2    $       32.8    $       66.2    $       32.8
                                                          ============    ============    ============    ============

                                                                    ATTACHMENT 5

                      SUMMARY OF SPECIAL ITEMS (UNAUDITED)
                      (In millions, except per share data)

"Special items" include charges related to specific strategic initiatives such as the consolidation of operations; restructuring activities, including employee separation costs resulting from personnel reduction programs, plant closure and phaseout costs; executive separation agreements; asset impairments; environmental remediation costs for facilities no longer owned or closed in prior years; gains and losses on the divestiture of joint ventures and equity investments; adjustments to reflect a tax benefit on domestic losses; and deferred tax valuation allowances on domestic operating income.

                                                              4Q06            4Q05            2006            2005
                                                          ------------    ------------    ------------    ------------
SPECIAL ITEMS
-------------

CONTINUING OPERATIONS:
Employee separation and plant phaseout costs (1)          $       (0.6)   $       (3.0)   $         --    $       (5.5)
Asset impairments (2)                                               --            (0.2)           (0.2)           (0.4)
Environmental remediation at inactive sites (3)                   (0.7)            2.0            (2.5)           (0.9)
Impairment of previously idled facility at
  Oxy Vinyls, LP (6)                                                --              --              --           (22.9)
                                                          ------------    ------------    ------------    ------------
   Impact on pretax income                                        (1.3)           (1.2)           (2.7)          (29.7)

Income tax benefit on above items                                  0.5             0.1             0.8            10.4
Reversal of tax valuation allowance                               15.8              --            15.8              --
Tax allowance (5)                                                 (2.4)            9.0            33.9            19.2
                                                          ------------    ------------    ------------    ------------
   Impact on net income from continuing operations        $       12.6    $        7.9    $       47.8    $       (0.1)
                                                          ============    ============    ============    ============
   Per diluted share impact                               $       0.13    $       0.09    $       0.52    $         --
                                                          ============    ============    ============    ============

DISCONTINUED OPERATIONS:
Employee separation and plant phaseout costs (1)          $         --    $        0.1    $         --    $       (1.2)
Net asset impairment and loss on disposition of
   discontinued operations (4)                                    (0.6)           (0.3)           (3.1)          (15.1)
                                                          ------------    ------------    ------------    ------------
   Impact on pretax income                                        (0.6)           (0.2)           (3.1)          (16.3)

Income tax benefit on above items                                  0.2             0.1             1.1             6.4
Tax allowance (5)                                                 (0.2)            0.5            (1.0)           (6.0)
                                                          ------------    ------------    ------------    ------------
   Impact on net income (loss) from discontinued
    operations                                            $       (0.6)   $        0.4    $       (3.0)   $      (15.9)
                                                          ============    ============    ============    ============
   Per diluted share impact                               $      (0.01)   $         --    $      (0.04)   $      (0.17)
                                                          ============    ============    ============    ============

TOTAL:
     Impact on net income                                 $       12.0    $        8.3    $       44.8    $      (16.0)
                                                          ============    ============    ============    ============
     Per diluted share impact                             $       0.12    $       0.09    $       0.48    $      (0.17)
                                                          ============    ============    ============    ============

EXPLANATIONS:
-------------
1. Severance, employee outplacement, external outplacement consulting, lease termination, facility closing costs, and the write-down of the carrying value of plant and equipment resulting from restructuring initiatives and executive separation agreements.
2. Non-cash impairment charges to adjust the carrying value of investments to fair market value.
3. Environmental remediation costs for facilities either no longer owned or closed in prior years.
4. Non-cash impairment charges to adjust the carrying value of discontinued operations to estimated net future proceeds and to recognize costs that were not allowed to be recognized due to the contingent nature of these costs until the business was sold, in accordance with generally accepted accounting principles.
5. Tax allowance to adjust net U.S. deferred income tax assets. Includes $2.1 million of AMT and state tax expense.
6. A non-cash impairment charge for a previously idled chlor-alkali facility at Oxy Vinyls, LP.

                                                                    ATTACHMENT 6

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                      (In millions, except per share data)

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

                                                              4Q06            4Q05            2006            2005
                                                          ------------    ------------    ------------    ------------
CONTINUING OPERATIONS:
Operating income before special items                     $       23.7    $       39.2    $      192.9    $      170.0
Special items in continuing operations, before tax                (1.3)           (1.2)           (2.7)          (29.7)
                                                          ------------    ------------    ------------    ------------
   Operating income                                       $       22.4    $       38.0    $      190.2    $      140.3
                                                          ============    ============    ============    ============

DISCONTINUED OPERATIONS:
Operating income before special items                     $         --    $        1.5    $        0.4    $        1.0
Special items in discontinued operations, before tax              (0.6)           (0.2)           (3.1)          (16.3)
                                                          ------------    ------------    ------------    ------------
   Operating income (loss)                                $       (0.6)   $        1.3    $       (2.7)   $      (15.3)
                                                          ============    ============    ============    ============

CONTINUING OPERATIONS:
Income per share before impact of special items           $       0.03    $       0.13    $       0.84    $       0.68
Per share impact of special items, after tax                      0.13            0.09            0.52              --
                                                          ------------    ------------    ------------    ------------
   Diluted income per share                               $       0.16    $       0.22    $       1.36    $       0.68
                                                          ============    ============    ============    ============

DISCONTINUED OPERATIONS:
Income per share before impact of special items           $         --    $       0.02    $       0.01    $         --
Per share impact of special items, after tax                     (0.01)             --           (0.04)          (0.17)
                                                          ------------    ------------    ------------    ------------
   Diluted income (loss) per share                        $      (0.01)   $       0.02    $      (0.03)   $      (0.17)
                                                          ============    ============    ============    ============

                                                               THREE MONTHS ENDED                  YEAR ENDED
                                                                  DECEMBER 31,                    DECEMBER 31,
                                                          ----------------------------    ----------------------------
(In millions)                                                 2006            2005            2006            2005
-------------------------------------------------------   ------------    ------------    ------------    ------------
RECONCILIATION TO CONDENSED CONSOLIDATED STATEMENTS  OF
  CASH FLOWS

Net cash provided by operating activities                 $       16.5    $       19.4    $      110.5    $       62.0
Net cash used by investing activities                            (23.5)           (5.3)          (25.5)          (24.2)
Decrease (increase) in sale of accounts receivable                  --            12.2             7.9            (7.9)
Interest rate swap fair value debt adjustment and other
   financing activities                                           (3.3)           (1.9)           (1.2)            0.9
Effect of exchange rate changes on cash                            1.2            (0.9)            1.9            (1.6)
                                                          ------------    ------------    ------------    ------------

(Decrease) increase in debt less cash and cash
   equivalents                                            $       (9.1)   $       23.5    $       93.6    $       29.2

Less proceeds from sale of discontinued business, net               --              --           (17.3)             --
Plus deposit on pending business acquisition                       2.7                             2.7
Plus business acquisitions, net of cash received                   7.5              --             7.5             2.7
                                                          ------------    ------------    ------------    ------------
Operating cash flow                                       $        1.1    $       23.5    $       86.5    $       31.9
                                                          ============    ============    ============    ============

                                                                    ATTACHMENT 7

                     BUSINESS SEGMENT OPERATIONS (UNAUDITED)
                                  (In millions)

Senior management uses operating income before the effect of "special items" to assess performance and allocate resources because senior management believes that this measure is useful in understanding current profitability levels and how current levels may serve as a base for future performance. In addition, operating income before the effect of "special items" is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations.

Beginning with the fourth quarter of 2006 and retroactive to the beginning of 2006, PolyOne will report five segments: Vinyl Business, International Color and Engineered Materials, PolyOne Distribution, Resin and Intermediates, and All Other. Included in All Other are North American Color, North American Engineered Materials, Producer Services and Polymer Coating Systems. The former Vinyl Compounds and Specialty Resins segments are now operated as a single reportable segment, the Vinyl Business Segment.

                                                                                                           YEAR ENDED
                                                                                                          DECEMBER 31,
                                               1Q06           2Q06            3Q06            4Q06            2006
                                           ------------   ------------    ------------    ------------    ------------
BUSINESS SEGMENTS
-----------------

SALES:
   Vinyl Business                          $      247.8   $      249.3    $      239.8    $      188.9    $      925.8
   International Color and
     Engineered Materials                         128.4          136.9           138.2           136.4           539.9
   PolyOne Distribution                           194.1          189.7           182.1           166.9           732.8
   All Other                                      149.4          157.9           152.6           138.8           598.7
   Corporate and eliminations                     (45.1)         (47.4)          (46.5)          (35.8)         (174.8)
                                           ------------   ------------    ------------    ------------    ------------
     Sales                                 $      674.6   $      686.4    $      666.2    $      595.2    $    2,622.4
                                           ============   ============    ============    ============    ============

OPERATING INCOME (LOSS):
   Vinyl Business                          $       20.1   $       22.0    $       12.9    $       10.3    $       65.3
   International Color and
     Engineered Materials                           6.2            6.8             5.7             3.6            22.3
   PolyOne Distribution                             6.2            5.1             4.3             3.6            19.2
   Resin and Intermediates                         36.2           28.9            27.8             9.6           102.5
   All Other                                       (0.1)           3.5            (1.2)           (2.4)           (0.2)
   Corporate and eliminations                      (0.7)          (2.8)          (13.1)           (2.3)          (18.9)
                                           ------------   ------------    ------------    ------------    ------------
     Operating Income                      $       67.9   $       63.5    $       36.4    $       22.4    $      190.2
                                           ============   ============    ============    ============    ============

                                                                                                           YEAR ENDED
                                                                                                          DECEMBER 31,
                                               1Q05           2Q05            3Q05            4Q05            2005
                                           ------------   ------------    ------------    ------------    ------------
BUSINESS SEGMENTS
-----------------

SALES:
   Vinyl Business                          $      225.0   $      227.4    $      237.7    $      236.6    $      926.7
   International Color and
     Engineered Materials                         123.8          123.2           116.6           109.6           473.2
   PolyOne Distribution                           167.5          170.2           168.8           172.7           679.2
   All Other                                      139.9          140.2           132.8           130.2           543.1
   Corporate and eliminations                     (44.4)         (40.6)          (44.3)          (42.3)         (171.6)
                                           ------------   ------------    ------------    ------------    ------------
     Sales                                 $      611.8   $      620.4    $      611.6    $      606.8    $    2,450.6
                                           ============   ============    ============    ============    ============

OPERATING INCOME (LOSS):
   Vinyl Business                          $       14.7   $       21.4    $       16.9    $        6.8    $       59.8
   International Color and
     Engineered Materials                           5.0            6.9             4.8            (0.5)           16.2
   PolyOne Distribution                             5.4            4.0             4.1             6.0            19.5
   Resin and Intermediates                         22.9           28.5            13.2            26.3            90.9
   All Other                                         --            1.0            (2.3)           (3.2)           (4.5)
   Corporate and eliminations                      (3.3)          (8.6)          (32.3)            2.6           (41.6)
                                           ------------   ------------    ------------    ------------    ------------
     Operating Income                      $       44.7   $       53.2    $        4.4    $       38.0    $      140.3
                                           ============   ============    ============    ============    ============

                                                                                                           YEAR ENDED
                                                                                                          DECEMBER 31,
                                               1Q04           2Q04            3Q04            4Q04            2004
                                           ------------   ------------    ------------    ------------    ------------
BUSINESS SEGMENTS
-----------------

SALES:
   Vinyl Business                          $      198.1   $      220.3    $      212.2    $      200.8    $      831.4
   International Color and
     Engineered Materials                         126.1          119.1           113.6           107.6           466.4
   PolyOne Distribution                           145.8          153.8           154.7           152.0           606.3
   All Other                                      130.1          131.9           131.3           126.6           519.9
   Corporate and eliminations                     (41.1)         (40.3)          (32.4)          (42.5)         (156.3)
                                           ------------   ------------    ------------    ------------    ------------
     Sales                                 $      559.0   $      584.8    $      579.4    $      544.5    $    2,267.7
                                           ============   ============    ============    ============    ============

OPERATING INCOME (LOSS):
   Vinyl Business                          $       16.7   $       23.2    $       21.8    $        6.1    $       67.8
   International Color and
     Engineered Materials                          10.2            9.5             8.5             5.9            34.1
   PolyOne Distribution                             4.8            4.7             4.5             3.8            17.8
   Resin and Intermediates                          6.6           13.6            18.1            15.4            53.7
   All Other                                        1.2            1.7             1.4            (4.7)           (0.4)
   Corporate and eliminations                     (12.4)          (9.4)          (14.1)           (8.7)          (44.6)
                                           ------------   ------------    ------------    ------------    ------------
     Operating Income                      $       27.1   $       43.3    $       40.2    $       17.8    $      128.4
                                           ============   ============    ============    ============    ============